Exhibit 99.1

UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF NEW YORK

In re:

Chapter 11 Case No.

Lehman Brothers Holdings Inc., et al.,	08-13555
Jointly Administered
Debtors.

QUARTERLY FINANCIAL REPORT

AS OF JUNE 30, 2020

DEBTORS’ ADDRESS:	LEHMAN BROTHERS HOLDINGS INC.
c/o KRISTINE DICKSON – CHIEF FINANCIAL OFFICER
277 PARK AVENUE
46th FLOOR
NEW YORK, NY 10172
DEBTORS’ ATTORNEYS:	WEIL, GOTSHAL & MANGES LLP
c/o JACQUELINE MARCUS, GARRETT A. FAIL
767 FIFTH AVENUE
NEW YORK, NY 10153
REPORT PREPARER:	LEHMAN BROTHERS HOLDINGS INC., AS PLAN ADMINISTRATOR

Date: September 24, 2020

Quarterly Financial Report as of June 30, 2020 (Unaudited)

Table of Contents

I.	Schedule of Debtors		3

II.	Cash Flow Estimates		4

III.	Notes to the Cash Flow Estimates		7

	Note 1 - Basis of Presentation	7

	Note 2 - Other Receipts	10

	Note 3 - Due from/to Non-Controlled Affiliates	11

	Note 4 - Due from/to Debtors and LBHI-Controlled Entities	15

	Note 5 - Disputed Claims	17

	Note 6 - Legal Proceedings	18

	Note 7 - Taxes Payable	22

	Note 8 - Subsequent Events	23

IV.	Balance Sheets		24

QUESTIONS

The Company has established an email address to receive questions from readers regarding this presentation and its other financial disclosures. The Company plans to review questions received, and for those subjects which the Company determines a response would not (i) violate a confidentiality provision, (ii) place the Company in a competitive or negotiation disadvantage, or (iii) be unduly burdensome relative to the value of information requested, the Company shall endeavor to post a response on the website listed below (maintaining the anonymity of the originators of the questions). The Company assumes no obligation to respond to email inquiries.

Please email questions, with document references as relevant, to:

QUESTIONS@lehmanholdings.com

The Company’s previously posted responses can be found on the Epiq website maintained for the Company:

www.lehman-docket.com under the Key Documents tab and the Responses to Questions Submitted category

Quarterly Financial Report as of June 30, 2020 (Unaudited)

I. Schedule of Debtors

The twenty three entities listed below (the “Debtors”) filed for bankruptcy in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) on the dates indicated below. On December 6, 2011, the Bankruptcy Court confirmed the Modified Third Amended Joint Chapter 11 Plan of Lehman Brothers Holdings Inc. and its Affiliated Debtors (the “Plan”). On March 6, 2012, the “Effective Date” (as defined in the Plan) occurred. As of the date hereof, the following Debtors’ chapter 11 cases remain open:

	Case No.	Date Filed (“Commencement Date”)
Lehman Brothers Holdings Inc. (“LBHI”)	08-13555	9/15/2008
Lehman Brothers Special Financing Inc. (“LBSF”)	08-13888	10/3/2008

The following Debtors’ chapter 11 cases were closed pursuant to final decrees entered by the Bankruptcy Court (Docket No. 51920, No. 54163, No. 58257, No. 59472 and No. 60623):

	Case No.	Date Filed	Date Closed
LB 745 LLC	08-13600	09/16/2008	01/28/2016
PAMI Statler Arms LLC	08-13664	09/23/2008	01/28/2016
CES Aviation LLC	08-13905	10/05/2008	01/28/2016
CES Aviation V LLC	08-13906	10/05/2008	01/28/2016
CES Aviation IX LLC	08-13907	10/05/2008	01/28/2016
LB 2080 Kalakaua Owners LLC	09-12516	04/23/2009	01/28/2016
LB Somerset LLC	09-17503	12/22/2009	01/28/2016
LB Preferred Somerset LLC	09-17505	12/22/2009	01/28/2016
East Dover Limited	08-13908	10/05/2008	12/15/2016
Luxembourg Residential Properties Loan Finance S.a.r.l.	09-10108	01/07/2009	12/15/2016
Merit LLC	09-17331	12/14/2009	12/15/2016
Lehman Brothers Derivative Products Inc. (“LBDP”)	08-13899	10/05/2008	06/14/2018
Lehman Brothers Financial Products Inc. (“LBFP”)	08-13902	10/05/2008	06/14/2018
Lehman Scottish Finance L.P.	08-13904	10/05/2008	06/14/2018
LB Rose Ranch LLC	09-10560	02/09/2009	06/14/2018
Lehman Brothers Commodity Services Inc. (“LBCS”)	08-13902	10/03/2008	02/11/2019
Lehman Brothers Commercial Corporation (“LBCC”)	08-13901	10/05/2008	02/11/2019
Structured Asset Securities Corporation	09-10558	02/09/2009	02/11/2019
Lehman Brothers OTC Derivatives Inc. (“LOTC”)	08-13893	10/03/2008	05/04/2020
Lehman Brothers Commercial Paper Inc. (“LCPI”)	08-13900	10/05/2008	05/04/2020
BNC Mortgage LLC	09-10137	01/09/2009	05/04/2020

Quarterly Financial Report as of June 30, 2020 (Unaudited)

II. Cash Flow Estimates

Lehman Brothers Holdings Inc. & LBHI-Controlled Entities

($ in millions)		As of 04/02/20	Cash Activity 4/3/20 - 6/30/20	Estimate Changes	Transfers, Reclassifications, Adjustments	As of 06/30/20
CASH AND INVESTMENTS
Reserves for Claims		$46	$—	$(0)	$—	$46
Reserves for Operating Expenses, Incentive Fees, and Other		123	(10)	(5)	—	107

Total Cash & Investments—Restricted		169	(10)	(6)	—	153
Total Cash & Investments—Unrestricted		148	16	6	—	170

TOTAL CASH AND INVESTMENTS [A]		$317	$6	$—	$—	$323

CASH FLOW ESTIMATES
Net Receipts
Financial Instruments		$38	$(12)	$11	$—	$36
Other	Note 2	74	(2)	6	—	78

Sub-Total - Net Receipts		112	(14)	16	—	114
Recoveries From Non-Controlled Affiliates	Note 3
Europe		1,145	(0)	(7)	—	1,138
Asia		50	—	1	—	50

Sub-Total - Recoveries From Non-Controlled Affiliates		1,195	(0)	(6)	—	1,188
Recoveries From Controlled Affiliates
Pre-Petition Intercompany Receipts	Note 4	5	—	0	—	5
Net Post-Petition Intercompany Receipts from / (Payables to)		2	(1)	0	—	2
Investments in Affiliates		2	(2)	—	—	—

Sub-Total - Recoveries From Controlled Affiliates		9	(3)	1	—	7
Operating Expenses and Incentive Fees		(123)	10	(0)	—	(113)
Estimated Taxes Payable	Note 7	(37)	—	—	—	(37)

TOTAL CASH FLOW FROM OPERATIONS + OTHER RECEIPTS [B]		$1,156	$(7)	$10	$—	$1,159

OTHER ADJUSTMENTS
(Less): Cash held for the benefit of third parties (a)		$(36)	$—	$12	$—	$(25)
Plus: Plan Adjustments from Participatory Debtor		1	—	—	—	1

TOTAL OTHER ADJUSTMENTS [C]		$(36)	$—	$12	$—	$(24)

ESTIMATED CASH AVAILABLE FOR DISTRIBUTIONS [A+B+C]		$1,438	$(1)	$22	$—	$1,458

(a)	Cash held for the benefit of third parties includes Distributions on Allowed Claims (not remitted) and other items.

Quarterly Financial Report as of June 30, 2020 (Unaudited)

Lehman Brothers Special Financing Inc.

($ in millions)		As of 04/02/20	Cash Activity 4/3/20 - 6/30/20	Estimate Changes	Transfers, Reclassifications, Adjustments	As of 06/30/20
CASH AND INVESTMENTS
Reserves for Claims		$3	$—	$(1)	$(2)	$0
Reserves for Operating Expenses, Incentive Fees, and Other		3	(0)	1	2	5

Total Cash & Investments - Restricted		6	(0)	(1)	—	5
Total Cash & Investments - Unrestricted		4	(1)	1	—	4

TOTAL CASH AND INVESTMENTS [A]		$10	$(1)	$—	$—	$9

CASH FLOW ESTIMATES
Net Receipts
Financial Instruments		$7	$(1)	$1	$—	$7
Other	Note 2	1	(0)	0	—	0

Sub-Total - Net Receipts		8	(1)	1	—	8
Recoveries From Non-Controlled Affiliates	Note 3
Europe		—	—	—	—	—
Asia		—	—	—	—	—

Sub-Total - Recoveries From Non-Controlled Affiliates		—	—	—	—	—
Recoveries From Controlled Affiliates
Pre-Petition Intercompany Receipts	Note 4	—	—	—	—	—
Net Post-Petition Intercompany Receipts from / (Payables to)		(3)	1	(0)	—	(2)
Investments in Affiliates		—	—	—	—	—

Sub-Total - Recoveries From Controlled Affiliates		(3)	1	(0)	—	(2)
Operating Expenses and Incentive Fees		(4)	0	(0)	—	(4)
Estimated Taxes Payable	Note 7	—	—	—	—	—

TOTAL CASH FLOW FROM OPERATIONS + OTHER RECEIPTS [B]		$1	$1	$(0)	$—	$2

OTHER ADJUSTMENTS
(Less): Cash held for the benefit of third parties		$(0)	$—	$0	$—	$(0)
(Less): Plan Adjustments to Participatory Debtor		(1)	—	—	—	(1)

TOTAL OTHER ADJUSTMENTS [C]		$(1)	$—	$0	$—	$(1)

ESTIMATED CASH AVAILABLE FOR DISTRIBUTIONS [A+B+C]		$10	$0	$0	$—	$10

Quarterly Financial Report as of June 30, 2020 (Unaudited)

Estimated Remaining Creditor Recoveries, By Debtor

The following schedules show the estimated remaining recoveries for each of LBHI and LBSF by claim class, based on the “Estimated Cash Available for Distributions” in the preceding tables. The estimated remaining recoveries on the previous pages and the schedules below do not include (a) potential recoveries from the Excluded Litigations, and (b) estimates for potential allowed amounts of disputed claims.

($ in millions)

Lehman Brothers Holdings Inc.

		Allowed Claims Eligible for Distributions (1)	Estimated Remaining Recovery	Estimated Remaining Recovery % as of 06.30.2020	Actual Recovery % Thru D20	Estimated End of Case Recovery %
Class	Designation	$	$	A	B	= A + B
3	Senior Unsecured	$82,542	$747	0.905%	46.049%	46.954%
4A	Senior Affiliate Claims	33,571	271	0.808%	37.052%	37.859%
4B	Senior Affiliate Guarantee	10,463	83	0.790%	36.154%	36.944%
5	Senior Third-Party Guarantee	31,706	200	0.632%	28.928%	29.559%
7	General Unsecured	5,242	44	0.840%	43.113%	43.953%
8	Derivative Affiliate / Affiliate Guarantee Claims	451	3	0.742%	34.041%	34.783%
9A	Third Party Guarantee Derivatives	18,255	108	0.594%	27.230%	27.824%
9B	Third Party Guarantee Derivatives RACER’s	—	—	0.361%	16.555%	16.916%
10A	Subordinated Class 10A Claims	3,399	—	—	—	—
10B	Subordinated Class 10B Claims	10,330	—	—	—	—
10C	Subordinated Class 10C Claims	1,493	—	—	—	—

	Total	$197,453	$1,458

Lehman Brothers Special Financing Inc.

		Allowed Claims Eligible for Distributions (1)	Estimated Remaining Recovery	Estimated Remaining Recovery % as of 06.30.2020	Actual Recovery % Thru D20	Estimated End of Case Recovery %
Class	Designation	$	$	A	B	= A + B
4A	GUC not Designated Entities	$19,675	$5	0.026%	40.365%	40.391%
4B	GUC Designated Entities	1,948	0	0.014%	20.467%	20.480%
5A	Affiliate Claims of LBHI	15,173	4	0.028%	40.954%	40.982%
5B	Affiliate Claims of Participating Subs	522	0	0.022%	33.650%	33.672%
5C	Affiliate claims	1,689	0	0.026%	39.864%	39.890%

	Total	$39,006	$10

(1)

Estimated Recovery percentages are calculated based on recoveries of Allowed Claims Eligible for Distributions as reported on Exhibit D of the 20th Distribution Notice filed on March 26, 2020 [Docket No. 60487]. For purposes of this illustrative calculation only:

a.

Allowed claims exclude (i) claims against LBHI satisfied in full through the combination of the primary obligor and guarantee distributions from LBHI, and (ii) previously Allowed Claims that have been withdrawn.

b.

Disputed claims are assumed to be allowed at zero, and all cash reserves currently held on behalf of holders of disputed claims are assumed to be released for the benefit of all holders of Allowed Claims.

c.	Allowed Claims Eligible for Distributions exclude Allowed Claims that each Debtor owns against itself.

(2)

Through the twentieth Plan Distribution on April 2, 2020 (“D20”), the Debtors have made distributions to creditors totaling $128.1 billion, of which $95.2 billion were payments on account of claims owned or formerly owned by third party creditors.

Quarterly Financial Report as of June 30, 2020 (Unaudited)

III. Notes to the Cash Flow Estimates

Note 1 – Basis of Presentation

Objectives

On the Effective Date, the Plan became effective and the Debtors emerged from bankruptcy with a new Board of Directors (LBHI’s Board of Directors hereinafter referred to as the “Board”). The Company continues to pursue the objectives of asset value maximization and timely distributions to creditors of available cash through the optimal execution of an orderly wind down process and the judicious and timely resolution of claims. Pursuant to the Plan, the Plan Administrator has made and expects to continue to make distributions to creditors of Debtors, with each entity subject to review at each distribution date.

Basis of Presentation

The information and data included in the Quarterly Financial Report, including the Notes to the Cash Flow Estimates (the “Quarterly Financial Report”) are derived from sources available to the Debtors and LBHI-Controlled Entities (collectively, the “Company” or “Controlled Affiliates”). The term “LBHI-Controlled Entities” refers to those entities that are directly or indirectly controlled by LBHI and have not filed for protection under Chapter 11 of the Bankruptcy Code. LBHI-Controlled Entities excludes, among others, certain entities (such as Lehman Brothers Inc. (“LBI”) and Lehman Brothers International (Europe) (in administration) (“LBIE”)) that were not managed or controlled by a Debtor as of the Effective Date and are under separate administrations in the U.S. or abroad, including proceedings under the Securities Investor Protection Act (collectively, “Non-Controlled Affiliates”).

The information and data included in these cash flow estimates and notes thereto (the “June 30, 2020 Cash Flow Estimates”) were prepared to update the April 2, 2020 Cash Flow Estimates filed July 30, 2020 (the “April 2, 2020 CFE”), and are based on estimated cash flows from assets managed in an orderly wind down and/or sale (and related costs of operations) until the Company’s activities are fully resolved.

These June 30, 2020 Cash Flow Estimates include an estimate of expenses to be paid through final termination of the Company on such matters as asset disposition, litigation and disputed claims resolution, administrative wind-down, and related activities. These estimates also include the estimated costs of a small subset of the Company’s current staff committed to stay for many years, if necessary, to oversee the resolution of remaining disputes, other matters and residual wind down activities. These estimates are subject to ongoing review and revision. Actual expenses may differ materially from these estimates.

The Company has prepared the Quarterly Financial Report based on the information available to the Company at the date of filing; however, such information may be incomplete and may be materially deficient. Material uncertainties continue to exist regarding the ultimate value realizable from the Company’s assets, the timing of asset recoveries, future costs, and the eventual level of allowed creditors’ claims. Accordingly, the Quarterly Financial Report is not meant to be relied upon as a complete description of the Company, its business, condition (financial or otherwise), results of operations, prospects, assets or liabilities. The Company reserves all rights to revise this report.

In preparing the Quarterly Financial Report, the Company made various estimates and assumptions based on information available to the Company. As such, this report contains forward-looking statements that involve known and unknown risks, uncertainties and other factors which may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including all statements containing information regarding the intent, belief or current expectation of the Company and members of its management. Accordingly, the financial information herein is subject to change and any such change may be material.

Quarterly Financial Report as of June 30, 2020 (Unaudited)

Note 1 – Basis of Presentation (continued)

The Quarterly Financial Report should be read in conjunction with the Company’s previous filings, including Form 8-K reports as filed with the United States Securities and Exchange Commission (“SEC”), the Plan and related Disclosure Statement (the “Disclosure Statement”) dated August 31, 2011, and other documents filed after the Commencement Dates with various regulatory agencies or the Bankruptcy Court by LBHI, other Debtors and LBHI-Controlled Entities.

Future expenses and distributions are dependent in large measure on the resolution of various legal matters involving the Company and its Non-Controlled Affiliates. (See Litigation below.) The remaining legal matters require resolution in the United States, as well as multiple foreign jurisdictions, including the United Kingdom, France, Germany, India, and Australia. The timing for achieving final administrative or judicial resolution of these legal issues is uncertain. As a consequence, the Company cannot definitively specify a date for the final termination of its activities.

All cash flows in these Estimates are presented on an undiscounted basis.

Key Assumptions

Recoveries from Non-Controlled Affiliates

Estimates of recoveries from Non-Controlled Affiliates are based on internal valuation models utilizing information obtained from both Non-Controlled Affiliates’ fiduciaries, as well as information obtained by the Company through settlement negotiations and involvement on creditors’ committees.

The Company’s estimates for recoveries from Non-Controlled Affiliates include estimates for recoveries related to LBIE and the Joint Venture (see Note 3 for additional information), as well as estimated recoveries from other Non-Controlled Affiliates in Europe and Asia.

Certain receivables from Non-Controlled Affiliates are denominated in foreign currencies, and as such, estimated recoveries related to these receivables are subject to movements in foreign exchange rates. The Company does not hedge against movements in foreign exchange rates.

The majority of estimated remaining recoveries from Non-Controlled Affiliates are contingent upon (i) the resolution of matters in dispute and/or active litigation, (ii) the receipt of non-U.S. government and/or Court approvals, and/or (iii) the final wind down of estates not controlled by the Plan Administrator. As such, the timing and amount of future recoveries from Non-Controlled Affiliates is uncertain, and actual recoveries may differ materially from these estimates.

Litigation

The Company is involved directly and/or indirectly in numerous litigations that will impact its recoveries from Non-Controlled Affiliates. The Company’s estimates of recoveries from Non-Controlled Affiliates incorporate the Company’s current assumptions regarding the resolution of these matters (see Other Litigations in Note 6 for additional information).

In addition, the Company has certain litigation pending against parties other than Non-Controlled Affiliates in U.S. courts which may result in potential recoveries to the Company. For the purpose of these June 30, 2020 Cash Flow Estimates, estimates for all litigations are included, with the exception of matters listed under “Excluded Litigations” in Note 6 herein (“Excluded Litigations”). The estimated costs (i.e., professional, legal and advisory fees) of supporting all of the Company’s litigations, including the Excluded Litigations, are included.

Quarterly Financial Report as of June 30, 2020 (Unaudited)

Note 1 – Basis of Presentation (continued)

Reporting of Claim Assignments

As part of the Company’s planned operational wind down and legal entity dissolution process, the Company has assigned and will continue to assign claims among Controlled Entities, typically from a subsidiary entity to a parent entity, with no resulting economic effect on estimated overall recoveries. These assignments are reflected in the “Transfers, Reclassifications, Adjustments” column in the tables herein. For claim assignments in which Debtor entities are assigned claims against themselves (i.e., when LBHI is assigned a claim against LBHI), the receivables and payables are netted.

This Quarterly Financial Report:

•	Reflects activities through June 30, 2020;

•	Is not audited nor prepared in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”);

•	Includes certain items that remain under continuing review by the Company and may be accounted for differently in future Quarterly Financial Reports.

Due from/to Affiliates

(as shown in the Balance Sheets and Note 3 and Note 4 herein)

Due from/to Affiliates represents (i) receivables related to transactions among Debtors, LBHI-Controlled Entities and Non-Controlled Affiliates (separately or collectively, “Affiliates”), and (ii) payables by LBHI-Controlled Entities to Debtors and Non-Controlled Affiliates. Certain balances are reflected in “Due from” and “Due to” as a result of the assignments of claims against the Debtor and therefore are not netted.

Due from/to Affiliates are recorded in the Balance Sheets at book values, and where applicable, these balances are recorded net of cash distributions. The balances do not reflect potential realization or collectability reserves for Due from Affiliates balances nor estimates of potential additional payables to Affiliates. As a result, adjustments (including write-downs and write-offs) to Due from/to Affiliates, which are material, will be recorded in the future. The Company will continue to review future estimated recoveries from Non-Controlled Affiliates to determine future write downs.

Quarterly Financial Report as of June 30, 2020 (Unaudited)

Note 2 – Other Receipts

The following table summarizes the main components of Other Receipts as of June 30, 2020:

	Debtors		LBHI-
			Controlled
$ in millions	LBHI	LBSF	Entities
Affiliate Claims (1)	73	—	0
Other	1	0	3

(1)

Includes $73 million of claims, marked at estimated recovery values, against Non-Controlled Affiliates acquired through settlements with third parties valued at estimated recoveries, net of distributions. The largest component of Affiliate Claims is an admitted claim, prior to distributions, against Lehman Brothers Limited for £66 million.

Quarterly Financial Report as of June 30, 2020 (Unaudited)

Note 3 – Due from/to Non-Controlled Affiliates

The following table presents, on an aggregate basis for LBHI and LBHI-Controlled Entities, admitted claims (including statutory interest to date), collections to date from Non-Controlled Affiliates, and aggregate estimated remaining recoveries (including statutory interest):

							Estimated Recoveries (4)
$ in millions	Local Currency	Admitted Claims in Local Currency (2)	Collections To Date in Local Currency (2)	Admitted and Unsettled Filed Claims in USD (3)	Collections To Date in USD (2)	Net Receivables in USD	LBHI & LBHI- Controlled Entities
Europe
Lehman Brothers Finance S.A.	CHF	10,153	(2,087)	10,722	(2,203)	8,519
Lehman Brothers Holdings Intermediate 2 Ltd	GBP	871	(871)	1,853	(1,080)	773
Thayer Properties Limited	GBP	172	(92)	213	(115)	98
LB (PTG) Ltd	GBP	170	(91)	211	(112)	98
LB ODC 3	GBP	101	(62)	125	(77)	49
Other				2,293	(2,251)	42
Recoveries of Prior Guarantee Distributions (1)				—	—	—

Total Europe				15,417	(5,838)	9,579	1,138
Asia
LB Commercial Corp. Asia Limited	HKD	14,769	(9,118)	1,906	(1,176)	729
LB Asia Pacific (Singapore) PTE	USD	621	(364)	621	(364)	258
LB Investments PTE Ltd	USD	536	(342)	536	(342)	194
LB RE Australia Commerical PTY LTD	AUD	218	(66)	150	(46)	105
LB Australia Holdings PTY LTD	AUD	145	(63)	100	(43)	57
Lehman Brothers Australia Ltd	AUD	111	(66)	77	(46)	31
Other				11,091	(11,050)	41

Total Asia				14,482	(13,067)	1,415	50

Total				$29,899	$(18,905)	$10,994	$1,188

Totals may not foot due to rounding.

(1)	The Company’s Estimated Recoveries include estimates for recoveries related to prior distributions on Allowed Guarantee Claims against LBHI that are or are expected to be satisfied in full.
(2)

“Admitted Claims in Local Currency,” “Collections to Date in Local Currency” and “Collections to Date in USD” include statutory interest received to date less any distributions received on the claims prior to the assignments of the claims to LBHI and/or LBHI-Controlled Entities.

(3)	“Admitted and Unsettled Filed Claims in USD” includes estimated recoveries on subordinated receivables and statutory interest.
(4)	Refer to Note 1 – Basis of Presentation herein for further information on the estimated recoveries from Non-Controlled Affiliates.
(5)

Other claims against Lehman Brothers Finance S.A., Bankhaus, and LBIE acquired through settlements with third parties are included in Other Assets (refer to Note 2 – Other Receipts for additional information).

Quarterly Financial Report as of June 30, 2020 (Unaudited)

Note 3 – Due from/to Non-Controlled Affiliates (continued)

The table below presents the Due from/to Non-Controlled Affiliates balances as of June 30, 2020, and the related activity since the previously filed Quarterly Financial Report as of April 2, 2020:

		Activity 04/03/20 - 06/30/20
$ in millions	As of April 2, 2020	Cash Receipts	Cash Distributions	Claim Assignments	Other (1)	As of June 30, 2020
Due From Non-Controlled
Debtors:
Lehman Brothers Holdings Inc.	$9,943	$(0)	$—	$—	$266	$10,209
LBHI-Controlled	804	(0)	—	—	(20)	784
Due To Non-Controlled (2)
Debtors:
Lehman Brothers Holdings Inc.	$28,861	$—	$—	$—	$—	$28,861
LBHI-Controlled	30	—	—	—	—	30

(1)	Other includes $247 million resulting from the positive impact of movements in foreign exchange rates for the period calculated on the historical net receivable balances.
(2)	“Due to Non-Controlled” balances from Debtors are included in Liabilties Subject to Compromise herein.

Quarterly Financial Report as of June 30, 2020 (Unaudited)

Note 3 – Due from/to Non-Controlled Affiliates (continued)

The following table presents a summary of Due from/to Non-Controlled Affiliates balances as of June 30, 2020:

	LBHI		LBSF		LBHI-Controlled Entities
$ in millions	Due from	Due to	Due from	Due to	Due from	Due to
Europe
Lehman Brothers Treasury Co B.V. (1)	$—	$(12,351)	$—	$—	$—	$—
Lehman Brothers Finance S.A.	8,519	(670)	—	—	—	—
Thayer Properties Limited	98	—	—	—	—	—
LB (PTG) Ltd	98	—	—	—	—	—
Lehman Brothers Limited	1	(232)	—	(2)	—	(0)
Lehman Brothers International (Europe) (2)	37	(650)	—	(518)	—	(1)
Eldon Street Holdings Limited	—	(19)	—	—	—	—
LB Holdings Intermediate 2 Ltd	—	(196)	—	—	773	—
Wood Street Investments Ltd	—	(174)	—	—	—	—
Storm Funding Ltd	(0)	(113)	—	(3)	—	—
Asia
LB Commercial Corp. Asia Limited	729	—	—	—	—	—
LB Asia Pacific (Singapore) PTE	258	—	—	—	—	—
LB Investments PTE Ltd	194	—	—	—	—	—
Other
Claims held by third parties (3)	—	(14,385)	—	(180)	—	—
Other	275	(71)	(0)	(67)	11	(28)
Totals may not foot due to rounding.

(1)	LBT is included in the defined term “Non-Controlled Affiliates,” but LBHI has no direct or indirect equity interest in LBT.

(2)	LBHI owns allowed claims against LBIE in the aggregate face amount of £646 million.

(3)

“Claims held by third parties” represent claims against Debtors, net of distributions, originally held by Non-Controlled Affiliates, according to their respective settlement agreements with the Company, that are currently held by third parties.

Quarterly Financial Report as of June 30, 2020 (Unaudited)

Note 3 – Due from/to Non-Controlled Affiliates (continued)

Joint Venture to Facilitate Resolution of LBIE Claims

On January 31, 2014, Lehman Brothers Holdings Intermediate 2 Ltd. (“LBHI2”), a Non-Controlled Affiliate, LBHI, and Elliott Management Corporation and King Street Capital Management, L.P. (together, the “Funds”) entered into definitive documentation and consummated a joint venture to facilitate the resolution of LBIE claims (the “Joint Venture”):

•	LBHI2 contributed to the Joint Venture its admitted senior claim of GBP 36.3 million (“Senior Claim”), subordinated claims of GBP 1.24 billion (“Sub Debt”), and an economic interest in its preferred equity (“Preferred Equity”) in LBIE.

•	The Funds paid approximately GBP 650 million to LBHI2 (by way of a capital contribution to the Joint Venture) and contributed to the Joint Venture the distributions on their claims against LBIE (approximately GBP 2.6 billion face as of January 31, 2014) in excess of the principal amount plus post-administration interest at 8% per year. LBHI2’s final recoveries and distributions will be determined following the resolution of the LBIE estate.

The Joint Venture includes a joint recovery pool governed by a specific sharing formula. Subject to certain adjustments, which could be material, all recoveries from the Sub Debt, Senior Claim, Preferred Equity, and the Funds’ contribution are split as follows:

(a)	100% to the Funds up to the Tier 1 Pool Threshold Amount;

(b)	For recoveries between the Tier 1 Pool Threshold Amount up to the Tier 2 Pool Threshold Amount, 70% to the Funds and 30% to LBHI2;

(c)	For recoveries between the Tier 2 Pool Threshold Amount up to the Tier 3 Pool Threshold Amount, 50% to the Funds and 50% to LBHI2; and

(d)	For recoveries above the Tier 3 Pool Threshold Amount, 25% to the Funds and 75% to LBHI2.

The “Tier 1 Pool Threshold Amount” is GBP 650 million. The “Tier 2 Pool Threshold Amount” is GBP 1.3 billion plus interest calculated at the simple rate of 2.25% from November 30, 2013 through September 3, 2018; thereafter, interest is calculated at the simple rate of 1.25%. The “Tier 3 Pool Threshold Amount” is GBP 2.2 billion plus interest calculated at the simple rate of 4.25% from November 30, 2013 through September 3, 2018; thereafter, interest is calculated at the simple rate of 2.5%.

A detailed summary of the terms of the parties’ commitments and the Joint Venture is available at www.lehman-docket.com in the Key Documents section.

If LBIE makes distributions on the Preferred Equity before aggregate distributions from the Joint Venture to the Funds and LBHI2 have reached GBP 2.2 billion (plus interest), then, in certain circumstances, LBHI2, Luxembourg Finance S.a.r.l. (“Lux Finance”) and LBHI shall be obligated to make payments to preserve the economic terms of the transaction as if 100% of the Preferred Equity proceeds had been transferred by LBHI2 to the Joint Venture.

Receivables from LBHI2:

•	SLP3 has receivables from LBHI2, the receipt of which are subject to the final outcome of the legal resolution of the relative ranking of sub-debt issued by LBHI2 (See Note 6 – Legal Proceedings). As a result of estimated distributions to LBHI2 following the court sanction of the scheme of arrangement proposed by LBIE’s joint administrators, the Company has recorded an estimate of the recoveries on SLP3’s $6.139 billion subordinated receivables from LBHI2 (“SLP3 Sub Rec”).

•	Currently, LBHI is the indirect parent and the beneficiary of any proceeds paid pursuant to the SLP3 Sub Rec.

•	In addition, the Company has receivables from certain Non-Controlled Affiliates that have claims against LBHI2.

Quarterly Financial Report as of June 30, 2020 (Unaudited)

Note 4 – Due from/to Debtors and LBHI-Controlled Entities

The table below presents the Due from/to Debtors and LBHI-Controlled Entities balances as of June 30, 2020, and the related activity since the previously filed Quarterly Financial Report as of April 2, 2020:

		Activity 04/03/20 - 06/30/20
$ in millions	As of April 2, 2020	Cash Receipts	Cash Distributions	Claim Assignments	Other (1)	As of June 30, 2020
Due From Controlled
Lehman Brothers Holdings Inc.	$19,083	(2)	$—	$—	$(127)	$18,955
LBHI-Controlled	1				(0)	1
Due To Controlled (3)
Lehman Brothers Holdings Inc.	$(0)	$—		—	$(0)	$(0)
Lehman Brothers Special Financing Inc.	10,019	—	—	—	$—	10,019
LBHI-Controlled	8,540		(2)		(127)	8,412

(1)	Includes debt forgiveness of $127 million related to the wind down of an LBHI-Controlled Entity.
(2)	“Due to Controlled” balances from Debtors are included in Liabilities Subject to Compromise herein.

Quarterly Financial Report as of June 30, 2020 (Unaudited)

Note 4 – Due from/to Debtors and LBHI-Controlled Entities (continued)

The following table presents a summary of Due from/to Debtors and LBHI-Controlled Entities balances for Debtors as of June 30, 2020:

	LBHI		LBSF
$ in millions	Due from	Due to	Due from	Due to
Lehman Brothers Holdings Inc	$—	$—	$—	$(10,018)
LB Special Financing Inc	10,018	—	—	—
RACERS Claims (1)	525	—	—	—
Lehman Ali Inc:
Lehman Ali Inc (PCO)	1,928	—	—	—
LB I Group Inc:
LB I Group Inc (PCO)	1,569	—	—	—
LB Offshore Partners Ltd	340	—	—	—
314 Commonwealth Ave Inc:
314 Commonwealth Ave Inc (PCO)	784	0	—	—
Other:
Pami Ali LLC	2,731	(0)	—	—
Real Estate Private Equity Inc	625	—	—	—
Repe LBREP LP, LLC	180	—	—	—
Other	254	0	—	—
“PCO” – parent company only

(1)	Refer to Section IV.I.b of the Disclosure Statement for further information on the RACERS Claims.

Quarterly Financial Report as of June 30, 2020 (Unaudited)

Note 5 – Disputed Claims

The table below presents the remaining Disputed Claims by Class and by Primary Obligor as of June 30, 2020:

			$ in millions
Debtor/Class	Total Number of Filed Claims	Number of Unliquidated Claims	Total Filed Amount	Estimate of Disputed Claims for Reserve Purposes (2)	Total Cash Reserves for Disputed Claims (3)
Lehman Brothers Holdings Inc.
2 Secured	1	1	$6	$—	$—
5 Senior Third-Party Guarantee (1)	1	—	8	5	0
LBIE	1	—	8	5	0
9A Third Party Guarantee other than of the RACERS Trusts (1)	64	—	1,075	810	26
LBIE	63	—	1,013	748	21
LBF	1	—	62	62	5

Total - Lehman Brothers Holdings Inc.	66	1	$1,089	$815	$26

(1)	The Disputed Claims relate to asserted guarantee obligations related to the primary obligor.
(2)

Certain Claims have been estimated at less than filed amounts, for reserve purposes only, as agreed through stipulation or settlement agreement or pursuant to Court order. Unless otherwise agreed to or ordered by the Court, there is no reserve for unliquidated Claims.

(3)	In addition to cash, assets are being maintained as reserves for certain claims pursuant to agreements with creditors and/or Bankruptcy Court order.

Quarterly Financial Report as of June 30, 2020 (Unaudited)

Note 6 – Legal Proceedings

The Company is involved in or will be impacted by a number of judicial, regulatory and mediation proceedings concerning matters arising in connection with the bankruptcy proceedings and various other matters, including the proceedings listed below. The Company has not included in the June 30, 2020 Cash Flow Estimates any estimate of recoveries for the Excluded Litigations in the table shown below, but has included estimates of recoveries for all other affirmative litigation matters it is pursuing. The Company is not aware of any other litigation matters where the amount at issue exceeds $10 million. As more information becomes available, the Company may record revisions, which may be material, in future Quarterly Financial Reports. (See Note 1—Basis of Presentation—Litigation for further discussion on the impact of these litigations on the cash flow estimates.)

EXCLUDED LITIGATIONS
Counterparty	Debtor(s)	Commenced	Court	Court Reference	Most Recent Disclosure
Mortgage Sellers	LBHI	Various	Various	Various	(a)

Bank of America National Association et al. (“SPV Avoidance Actions”)	LBSF	September 2010	Bankruptcy Court	10-03547 (SCC)	(b)

Ballyrock ABS CDO 2007-1 Limited Wells Fargo Bank N.A. (“Ballyrock Litigation”)	LBSF	February 2009	Bankruptcy Court	09-01032 (SCC)	(b)

OTHER LITIGATIONS
Counterparty	Controlled Entities Party to Litigation	Debtor(s) Potentially Impacted by Litigation	Court	Most Recent Disclosure
PLC, LBHI2, LB GP No. 1 Ltd, Deutsche Bank (“ECAPs”)	LBHI SLP3	LBHI	UK Court	(c)

Guarantee Claims For Which LBIE Is The Primary Obligor	LBHI	LBHI	Bankruptcy Court	(d)

LBIE Other	None	LBHI	Various	(e)

LBF Guarantee - Enasarco	None	LBHI	Swiss Court	April 5, 2018 Balance Sheets - Docket No. 58442

Guarantee Clawbacks	LBHI	LBHI	Bankruptcy Court	(f)

LBT Clawbacks	LBHI	LBHI	Bankruptcy Court	(g)

Sweetwater	LBHI	LBHI	Delaware Chancery Court	(h)

Quarterly Financial Report as of June 30, 2020 (Unaudited)

Note 6 – Legal Proceedings (continued)

(a) Mortgage Sellers

LBHI filed complaints in the Bankruptcy Court against numerous mortgage sellers seeking indemnification arising from the Allowed Claims of Fannie Mae, Freddie Mac (collectively, the “GSE Claims”) and Private Label Trustees (the “PL Claims”) against LBHI for losses from defective loans purchased from LBHI. 76 cases have been resolved and the corresponding complaints dismissed with prejudice. LBHI has obtained default judgments against 21 of the defendants and is pursuing default judgments against 18 additional defendants who have failed to file a response to the complaints. There are 55 parties remaining that have responded to the complaints filed against them. In aggregate, the complaints assert approximately $104 million in GSE Claims and $604 million in PL Claims. The PL Claims are subject to an allocation methodology to be approved by the Bankruptcy Court. For illustrative purposes only, if the methodology approved by the Bankruptcy Court is on the basis that each defendant will be allocated its pro rata share of the PL Claims, then the aggregate damages sought from the 55 defendants who have responded to the complaints filed would be reduced from $604 million to approximately $128 million. On March 25, 2020, LBHI filed a Notice with the Court providing preliminary and non-binding disclosure of the allocation methodology it may seek to apply in this case [Docket No. 60483 in Case No. 08-13555].

On June 11, 2020, the Bankruptcy Court for the Northern District of California allowed the full amount of LBHI’s $13.3 million allocated claim in the Home Loan Center, Inc. (“HLC”) bankruptcy proceeding [Case No. 19-51455 MEH Chapter 7 Hon. M. Elaine Hammond]. That same day, LBHI filed suit against HLC’s corporate parents LendingTree, LLC and LendingTree, Inc. for any deficit after final distribution from the HLC bankruptcy on that $13.3 million allowed claim. On August 19, 2020, the LendingTree defendants filed a motion to dismiss the complaint based on lack of jurisdiction and improper venue. LBHI’s response is due on October 19, 2020, and the hearing is scheduled for December 16, 2020. At the end of August, HLC made an interim distribution to LBHI of approximately $5 million.

Certain defendants filed a motion to dismiss the complaints on the basis that Lehman Brothers Bank, the original purchaser of the mortgage loans at issue, never effectuated the assignment of its indemnity rights to LBHI prior to the commencement of the chapter 11 cases and therefore, the Bankruptcy Court does not have subject matter jurisdiction over those cases. The moving defendants also seek dismissal on the basis that LBHI gave up its indemnity rights when it sold the loans to the Private Label Trusts. LBHI opposed the motion.

The Bankruptcy Court heard argument on October 16, 2019 and reserved decision.

LBHI is also pursuing substantially smaller claims against 2,119 mortgage sellers and brokers for a total of $676 million in PL Claims, subject to allocation. For illustrative purposes, if that allocation is on a pro rata basis as described above, then the aggregate damages sought from these mortgage sellers would be reduced from $676 million to approximately $144 million. As of September 18, 2020, LBHI has settled with 195 similarly situated parties.

(b) SPV Avoidance Actions

On August 11, 2020, the U.S. Court of Appeals for the Second Circuit upheld the District Court’s ruling on the SPV Flip Clause matter, holding that LBSF is not entitled to recover the funds in dispute.

(c) ECAPs

Prior to the Commencement Date, the Company raised approximately $2 billion through the issuance in the UK of Enhanced Capital Advantaged Preferred Securities (“ECAPS”). The ECAPS were issued via five UK funding partnerships: Lehman Brothers UK Capital Funding LP, Lehman Brothers UK Capital Funding II LP and Lehman Brothers UK Capital Funding III LP, (“ECAPS I-III”), and Lehman Brothers UK Capital Funding IV LP and Lehman Brothers UK Capital Funding V LP.

Lehman Brothers Holdings PLC (“PLC”) has outstanding approximately €0.79 billion of subordinated notes issued to ECAPS I-III and approximately $1.9 billion of subordinated debt which is currently held by LBHI. LBHI2 has outstanding approximately $2.225 billion of subordinated debt issued to PLC and approximately $6.139 billion of subordinated notes which is currently held by Lehman Brothers Holdings Scottish LP 3.

On March 16, 2018, the Joint Administrators of PLC and LBHI2 each made an application to the High Court in England to seek, among other things, its determination of issues of priority in respect of potential distributions to the holders of the subordinated debts. The trial began on November 11 and concluded on November 22, 2019. The Court gave judgment on July 3, 2020 (see Docket No. 60706). A hearing on consequential matters to decide the parties’ requests to be reimbursed for their costs and leave to seek appeal occurred on July 24, 2020. The court is in the process of finalizing its order in connection with the consequentials hearing.

Quarterly Financial Report as of June 30, 2020 (Unaudited)

Note 6 – Legal Proceedings (continued)

For further information please refer to:

www.pwc.co.uk/services/business-

recovery/administrations/non-lbie-companies/lbh-plc-in-

administration.html and

www.pwc.co.uk/services/business-

recovery/administrations/non-lbie-companies/lbhi2-

limited-in-administration.html

(d)	Guarantee Claims For Which LBIE Is The Primary Obligor

On July 10, 2018, LBHI filed a motion to have the Bankruptcy Court determine whether interest payments made by LBIE pursuant to its scheme should be counted as “consideration” by a Primary Obligor on the Primary Claims underlying the remaining Guarantee Claims held by affiliates of Deutsche Bank A.G. (“DB”) and Attestor Value Master Fund L.P. (“Attestor”) [ECF No. 58381]. On August 14, 2018, the Bankruptcy Court ruled that such payments by LBIE were consideration such that DB’s and Attestor’s claims should be deemed satisfied in full. On August 20, 2018, both DB and Attestor filed notices of appeal to the District Court. On August 16, 2019, the District Court affirmed the Bankruptcy Court’s decision. On September 13 and 16, 2019, Attestor and DB filed an appeal to the United States Court of Appeals for the Second Circuit. On September 21, 2020, the Court of Appeals for the Second Circuit affirmed the District Court’s decision in a Summary Order.

LBHI previously filed an objection to disallow six, LBIE-based, prime-brokerage-related Guarantee Claims seeking $118 million filed by funds related to Maverick Capital Ltd (“Maverick”) [ECF No. 53107]. On March 24, 2017, the Bankruptcy Court granted LBHI’s objection, disallowed Maverick’s claims, and ruled that Maverick could not amend its proofs of claim to assert direct (as opposed to guarantee) liability against LBHI [ECF No. 55346]. Maverick appealed that decision to the United States District Court for the Southern District of New York. On September 30, 2018, the District Court reversed the Bankruptcy Court’s decision that section 562 of the Bankruptcy Code and certain exculpatory clauses contained in the prime brokerage agreement at issue applied to Maverick’s claims, and remanded the case to the Bankruptcy Court for further proceedings. On July 3, 2019, LBHI filed a motion seeking to reduce Maverick’s claims to $4.3 million. On August 8, 2019, Maverick filed its opposition to that motion. On September 10, 2019, the Court heard argument on the Motion and reserved decision. On September 14,

2020, Maverick filed a supplemental brief in connection with the pending motion.

(e)	LBIE Other

The outcome of the following litigation may impact LBHI’s potential indirect recoveries from LBIE:

AG Financial Products Inc.

On November 28, 2011, LBIE sued AG Financial Products Inc. (“AGR”), an affiliate of Assured Guaranty Corp., which in the past had provided credit protection to counterparties under credit default swaps. LBIE’s complaint, which was filed in the Supreme Court of the State of New York (the “New York Supreme Court”), alleged that AGR improperly terminated nine credit derivative transactions between LBIE and AGR and improperly calculated the termination payment in connection with the termination of 28 other credit derivative transactions between LBIE and AGR. LBIE asserted in the complaint that AGR owes LBIE a termination payment of approximately $1.4 billion.

On July 2, 2018, the New York Supreme Court dismissed LBIE’s allegation with respect to the breach of the implied covenant of good faith and fair dealing and the claims relating to the nine terminated transactions, but found that there is a genuine question of fact as to the reasonableness and good faith of AGR’s calculation of its loss, and so LBIE may proceed with its claim against AGR for breach of contract. On July 31, 2018, AGR filed a Notice of Appeal with the New York State Appellate Division. On December 11, 2018, the Appellate Division heard oral arguments on the appeal. On January 17, 2019, the Appellate Division affirmed the Supreme Court’s decision in its entirety. The trial was originally scheduled for March 9-20, 2020, but has been adjourned by the Court as a result of risks posed by the coronavirus. The parties await a rescheduled trial date.

For further information please refer to: https://www.pwc.co.uk/services/business-

recovery/administrations/lehman/lehman-brothers-

international-europe-in-administration-joint-

administrators-nineteenth-progress-report-10-april-

2018.html.

Quarterly Financial Report as of June 30, 2020 (Unaudited)

Note 6 – Legal Proceedings (continued)

(f)	Guarantee Clawbacks

On April 30, 2019, LBHI filed an adversary proceeding in the Bankruptcy Court against Lehman Brothers Holdings Intermediate 2 Ltd. (in administration) (“LBHI2”), Lehman Brothers Limited (in administration) (“LBL”), Eldon Street Holdings Limited (in administration) (“ESH”) and MBAM Investor Limited (“MBAM”) seeking the return of $260 million in excess distributions on guarantee claims allowed against LBHI (plus prejudgment interest of 9%), because, subsequent to LBHI’s payment of the distributions on such guarantee claims, the primary obligor(s) fully satisfied the corresponding primary claim(s). On May 23, 2019, Deutsche Bank was permitted to intervene as a defendant by stipulation. On June 28, 2019, the defendants answered and denied the allegations in the complaint, and LBL, ESH, and LBHI2 each asserted a counterclaim that their guarantee claims had not yet been satisfied. The parties have completed the document discovery and deposition phases of the case. The deadline for filing a motion for summary judgment is September 25, 2020.

(g)	LBT Clawbacks

Various creditors filed guarantee claims against LBHI where the primary obligor is Lehman Brothers Treasury Co. B.V. (“LBT”). The Bankruptcy Court allowed those guarantee claims and the related primary claims were allowed in an insolvency proceeding in Amsterdam, Netherlands. The Plan provides that an allowed guarantee claim is deemed satisfied when distributions from LBHI combined with payments on the primary claim equal the amount of the allowed guarantee claim. LBHI has made distributions on the allowed guarantee claim that when combined with the payments made on the primary claim exceed the amount of the allowed guarantee claim. LBHI demanded return of those excess payments from the holders of such claims and many have complied, but some have not, including Capital Partners Securities Co., Ltd. (“Capital Partners”).

In light of Capital Partners’ failure to return the excess guarantee payments, the Plan Administrator filed a Motion for an Order in Aid of Execution of the Plan in the Bankruptcy Court on September 17, 2019, seeking return of those excess guarantee payments made to Capital Partners. Capital Partners filed its opposition to that Motion on October 28, 2019 and the Plan Administrator filed its Reply to that opposition on November 18, 2019. The Motion seeks an Order directing Capital Partners to return that excess amount of approximately $6 million, which is the largest amount owed by any holder of such a claim. On August 31, 2020, LBHI filed a motion seeking to establish alternative dispute resolution procedures for the resolution of all claims in connection with the clawback of LBT guarantee payments (the “ADR Motion”). The hearing on that motion is scheduled for October 6, 2020. The hearing on the motion seeking recovery of excess payments to Capital Partners has been adjourned, so that matter can be mediated pursuant to the pending ADR Motion.

(h)	Sweetwater

The State of Delaware filed an action in 2007 in Delaware Chancery Court against LBHI and Sweetwater Point LLC, an entity established to develop real estate, seeking a ruling that the State has superior title to the Sweetwater development site. LBHI and Sweetwater denied the claim to superior title and counterclaimed for damages resulting from the State’s failure to assert its allegedly superior right to ownership of the property in a timely fashion. LBHI holds a 50% interest in Sweetwater Point and a $6 million mortgage on the property in question. The case went to trial on the sole issue of title in 2017. In March of 2018 the Chancery Court ruled in favor of the State. The parties are now in the discovery phase with respect to the counterclaims.

Quarterly Financial Report as of June 30, 2020 (Unaudited)

Note 7 – Taxes Payable

Taxes payable is an estimate of tax liabilities, net of the estimated impact of any refund claims, deposits and net operating losses (“NOL”). Taxes payable have been allocated among the members of the LBHI Tax Group pursuant to the Debtor Allocation Agreement (the “DAA”) (see below for further information).

As of June 30, 2020, the Company recorded an estimate of $37 million for potential pre- and post-petition amounts owed to federal, state, local and international taxing authorities, net of expected refund claims.

Debtor Allocation Agreement

The Debtor Allocation Agreement, which became effective on the Effective Date, addresses the relationship among the Debtors and certain Affiliates with respect to consolidated federal/combined state/local income taxes for pre-petition and post-petition years. Pursuant to the DAA, any tax receivables or payables related to pre-petition, consolidated group taxes, including the IRS refund, are treated as allowed pre-petition claims between LBHI and other Debtors and LBHI-Controlled Entities and subject to set-off or recoupment.

Net Operating Losses

The NOLs of the LBHI Tax Group (including LBHI-Controlled Entities) are subject to audit and adjustment by the IRS and primarily expire in or about 2028. Substantially all of the LBHI Tax Group’s current consolidated net operating loss carryovers are attributable to the Debtors. The Plan provides for an orderly liquidation of the Debtors. As previously disclosed in the Company’s Quarterly Financial Report as of March 31, 2012 [Docket No. 29731], the LBHI Tax Group received a private letter ruling from the IRS in connection with the Plan going effective that stated (i) the liquidation of the Debtors for U.S. federal income tax purposes may occur over an extended period, and (ii) the reduction of the LBHI Tax Group’s NOLs as a result of the discharge of debt pursuant to the Plan generally would not occur until completion of the liquidation.

In January 2020, the Company received a supplemental IRS ruling extending the original ruling relating to the Company’s liquidation. All remaining Debtor NOLs not previously utilized to absorb taxable income of the LBHI Tax Group are expected to be fully utilized to offset income resulting from the discharge of debt on the final date of liquidation of the Debtors.

Quarterly Financial Report as of June 30, 2020 (Unaudited)

Note 8 – Subsequent Events

Aurora

Aurora Commercial Corp. (formerly known as Aurora Bank FSB) (“Aurora”) is a wholly-owned subsidiary of Lehman Brothers Bancorp Inc. (“LBB”), which is a wholly-owned subsidiary of LBHI. As of June 30, 2020, LBHI had an intercompany loan due to Aurora of $69 million.

On March 24, 2019, Aurora and its subsidiary Aurora Loan Services (together, the “Aurora Debtors”) filed chapter 11 petitions in the Bankruptcy Court. On March 31, 2020, the Aurora Debtors filed their Joint Plan of Liquidation and the Disclosure Statement related thereto [Docket Nos. 378 and 379]. On May 22, 2020, LBHI and the Aurora Debtors entered into the LBHI Settlement Agreement [Docket No. 455].

On May 28, 2020, the Bankruptcy Court confirmed the Modified First Amended Joint Plan of Liquidation for the Aurora Debtors (the “Aurora Plan”) [Docket No. 464]. On September 21, 2020, the Aurora Debtors filed a Notice of Occurrence of the Effective Date of the Aurora Plan [Docket No. 531].

Additional information and filings in the cases can be found at https://cases.primeclerk.com/Aurora/.

IV.	Balance Sheets

($ in millions)	Lehman Brothers Holdings Inc. 08-13555	Lehman Brothers Special Financing Inc. 08-13888	Total Debtor Entities (1)	Total LBHI- Controlled Entities (2)	Total Company
Assets
Cash and short-term investments	$107	$4	$111	$62	$174
Cash and short-term investments pledged or restricted	141	5	146	11	158
Financial instruments and other inventory positions:
Commercial Real Estate	4	—	4	0	4
Residential Real Estate and Other	7	—	7	0	7
Principal investments	6	—	6	20	25
Derivative Receivables and Related Assets	—	7	7	—	7

Total Financial instruments and other inventory positions	16	7	23	20	43
Receivables from Debtors and LBHI-Controlled Entities and other assets	79	0	79	74	153
Investments in Affiliates	(30,163)	—	(30,163)	(22,662)	(52,825)
Due from Affiliates:
Debtors and LBHI- Controlled Entities	18,955	—	18,955	1	18,955
Non-Controlled Affiliates	10,209	(0)	10,209	784	10,994

Total Due from Affiliates	29,164	(0)	29,164	785	29,949

Total Assets	$(655)	$17	$(639)	$(21,709)	$(22,347)

Liabilities and Stockholders’ Equity
Liabilities
Payables to Debtors and LBHI-Controlled Entities and other liabilities	$90	$2	$92	$7	$99
Due to Affiliates:
LBHI-Controlled Entities	$—	—	—	8,412	8,412
Non-Controlled Affiliates	—	—	—	30	30

Total Due to Affiliates	—	—	—	8,441	8,441
Taxes Payable	29	—	29	8	37
Liabilities Subject to Compromise	131,421	22,677	154,098	—	154,098

Total Liabilities	131,541	22,679	154,219	8,456	162,675
Stockholders’ Equity	(132,196)	(22,662)	(154,858)	(30,164)	(185,022)

Total Liabilities and Stockholders’ Equity	$(655)	$17	$(638)	$(21,709)	$(22,347)

See accompanying Notes to Balance Sheets

Note: All values that are exactly zero are shown as “—”. Values between zero and $500,000 appear as “0”.

(1)	Balances for Debtors do not reflect the impact of eliminations of intercompany balances and investments in subsidiaries.
(2)

Balances for LBHI-Controlled Entities reflect the impact of eliminations of (i) intercompany balances only between LBHI-Controlled Entities and (ii) investments in subsidiaries only between LBHI-Controlled Entities.

Page 24